Exhibit 10.6

BUCYRUS INTERNATIONAL, INC.

OMNIBUS INCENTIVE PLAN 2007

(FEBRUARY 2007 AMENDMENT AND RESTATEMENT,

AS AMENDED AUGUST 2008)

Adjusted to reflect 2-for-1 stock split effective May 27, 2008

TABLE OF CONTENTS

Page

BUCYRUS INTERNATIONAL, INC.

OMNIBUS INCENTIVE PLAN 2007

(FEBRUARY 2007 AMENDMENT AND RESTATEMENT,

AS AMENDED AUGUST 2008)

1.	Purpose; Types of Awards; Effective Date.	1
2.	Definitions.	1
3.	Administration.	7
4.	Eligibility.	8
5.	Stock Subject to the Plan; Participants’ Limitations.	8
6.	Specific Terms of Awards.	10
7.	General Provisions.	15

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BUCYRUS INTERNATIONAL, INC.

OMNIBUS INCENTIVE PLAN 2007

(FEBRUARY 2007 AMENDMENT AND RESTATEMENT,

AS AMENDED AUGUST 2008)

1.	Purpose; Types of Awards; Effective Date.

The purposes of the Bucyrus International, Inc. Omnibus Incentive Plan 2007 (February 2007 Amendment and Restatement, as amended August 2008), formerly called the 2004 Equity Incentive Plan, (the “Plan”) are to provide incentives to non-employee directors, selected officers and other employees, advisors and consultants of Bucyrus International, Inc. (the “Company”), or any Affiliate of the Company that now exists or hereafter is organized or acquired, to continue as non-employee directors, officers or employees, advisors or consultants, as the case may be, to increase their efforts on behalf of the Company and its Affiliates and to promote the success of the Company’s business. The Plan provides for the grant of stock options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights, restricted stock, restricted stock units and other stock-based awards, as well as cash incentive awards. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code may comply with such requirements, and the Plan and Awards shall be interpreted in a manner consistent with such requirements. The Plan was initially adopted effective June 30, 2004. The Plan, as amended and restated herein, is effective on February 15, 2007, subject to approval by the Company’s stockholders.

2.	Definitions.

For purposes of the Plan, capitalized terms shall be defined as set forth below:

(a)	“Affiliate” has the meaning given in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or Stock Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(b)	“Annual Incentive Award” means the right to receive a cash payment to the extent one or more Performance Goals are achieved as measured over a period of one year or less.

(c)	“Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award, Annual Incentive Award, or Long-Term Incentive Award granted under the Plan.

(d)	“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Cause” with respect to any Grantee, shall have the definition set forth in an individual employment, severance or other similar agreement between such Grantee and the Company or one of its Affiliates as then in effect or, if there is no such agreement or definition in any such agreement, Cause shall mean any of the following: (i) the continued failure by the Grantee substantially to perform his or her duties and obligations to the Company or any of its Affiliates, including without limitation repeated refusal to follow the reasonable directions of the Grantee’s employer, knowing violation of law in the course of performance of the duties of Grantee’s employment with the Company or any of its Affiliates, repeated absences from work without a reasonable excuse, and intoxication with alcohol or illegal drugs while on the Company’s premises or that of any of the Company’s Affiliates during regular business hours (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) fraud or material dishonesty against the Company or any of its Affiliates; or (iii) a conviction or plea of guilty or nolo contendre for the commission of a felony or a crime involving material dishonesty. Determination of Cause shall be made by the Committee in its sole discretion.

(g)	“Change in Control” means a change in control of the Company, which will be deemed to have occurred under the triggering events specified as such under any shareholder rights plan adopted by the Company as then in effect or, if none, then upon the occurrence of any of the following:

(i)	any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, or (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities;

(ii)

the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(iii)	there is consummated a merger or consolidation of the Company or any Subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a Subsidiary, the ultimate parent thereof; or

(iv)	the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which (A) the holders of the Stock immediately prior to such transaction or series of transactions continue to beneficially own, directly or indirectly, the outstanding voting securities of the entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions (the “Surviving Entity”) in substantially the same proportions relative to other such holders of Stock as their ownership of the Stock immediately prior to the transaction or series of transactions, (B) the Stock of the Company outstanding immediately prior to such transaction or series of transactions continues to represent (either by remaining outstanding or by being converted into voting securities of the Surviving Entity or any parent thereof) at least 60% of the combined voting power of the voting securities of the Surviving Entity or any parent thereof outstanding immediately after such transaction or series of transactions, (C) no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Surviving Entity representing one-third (33 1/3%) or more of (1) the combined voting power of the Surviving Entity’s then outstanding voting securities or (2) the then outstanding voting securities of the Surviving Entity, and (D) immediately following such transaction or series of transactions the individuals who comprise the Board of Directors of the Company immediately prior thereto constitute at least a majority of the Board of Directors of the Company, the Surviving Entity or any parent thereof.

Notwithstanding the foregoing, if an Award is considered deferred compensation subject to the provisions of Section 409A of the Code, and if a payment under such Award is triggered upon a “Change in Control,” then the foregoing definition shall be deemed amended as necessary to comply with Section 409A of the Code and the Award Agreement may include such modified definition.

(h)	“Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(i)	“Committee” means the Compensation Committee of the Board, or any successor committee thereto.

(j)	“Company” means Bucyrus International, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(k)	“Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(l)	“Director Fees” means any amount paid to a Non-Employee Director, including annual retainer and committee meeting fees, but excluding any payment or reimbursement with respect to a Non-Employee Director’s expenses arising from his or her service as a member of the Board.

(m)	“Disability” shall have the meaning set forth in the Company’s long-term disability benefits policy; provided that, if the term is used in an ISO Award Agreement, the term “Disability” has the meaning given in Section 22(e)(3) of the Code.

(n)	“Effective Date” means February 15, 2007, the date that the amended and restated Plan was approved by the Board.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations promulgated under such provision.

(p)	“Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean the closing last reported sales price per share of Stock on the national securities exchange (or other market) on which the Stock is then principally traded on the applicable date, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange or market.

(q)	“Grantee” means a person who has been granted an Award.

(r)	“ISO” (Incentive Stock Option) means an Option that meets the requirements of Section 422 of the Code.

(s)	“Long-Term Incentive Award” means the right to receive a cash payment to the extent one or more Performance Goals are achieved over a period of more than one year.

(t)	“Non-Employee Director” means any director of the Company who is not also employed by the Company or any of its Subsidiaries.

(u)	“Non-Employee Director Stock Grant” means an Award of unrestricted shares of Stock granted to a Non-Employee Director under Section 6(f) in lieu of payment of such individual’s Director Fees.

(v)	“NQSO” (Non-Qualified Stock Option) means any Option that does not meet the requirements of an ISO.

(w)	“Option” means a right to purchase shares of Stock. An Option may be either an ISO or an NQSO, provided that ISOs may be granted only to employees of the Company or a Parent or Subsidiary of the Company.

(x)	“Other Stock-Based Award” means a right or other interest granted under Section 6(g) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan, and (ii) a right granted to a Grantee to acquire Stock from the Company containing terms and conditions prescribed by the Committee.

(y)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)

“Performance Goals” means the performance goals based on one or more of the following criteria as selected by the Committee with respect to the Company or any one or more of its Subsidiaries, Affiliates or other business units, segments, geographic region, product lines or business or administrative designations, as the Committee specifies: net sales; cost of sales; revenue; gross income; net income; operating income; income from continuing operations; earnings (including before taxes, and/or interest and/or depreciation and amortization); earnings per share (including diluted earnings per share); price per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit; ratio of debt to debt plus equity; return on shareholder equity; return on capital; return on assets; operating working capital; average accounts receivable; average inventories; economic value added; product quality; efficiency; labor utilization; and/or customer satisfaction. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, if applicable, but, unless otherwise determined by the Committee, will exclude the effects of (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, that in each case the Company identifies in its audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s annual report. In the case of Awards that the Committee determines will not be considered “performance-based compensation” under Section 162(m) of the Code, the Committee may establish other Performance Goals not listed in this Plan.

(aa)	“Plan” means this Bucyrus International, Inc. Omnibus Incentive Plan 2007 (February 2007 Amendment and Restatement, as amended August 2008), as further amended from time to time.

(bb)	“Plan Year” means a calendar year.

(cc)	“Restricted Stock” means an Award of shares of Stock that may be subject to certain restrictions on transfer, a risk of forfeiture, or a combination of restrictions on transfer and a risk of forfeiture.

(dd)	“Restricted Stock Unit” or “RSU” means a right to receive Stock, an amount of cash, or a combination of Stock and cash, equal to the Fair Market Value of a share of Stock at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(ee)	“Retirement” means, unless otherwise determined by the Committee and set forth in an Award Agreement: (1) for employees, early or normal retirement as defined in the Bucyrus International, Inc. Salaried Employees Retirement Plan, or any successor plan thereto; and (2) for Non-Employee Directors, termination of service on or after the retirement age specified in the Company’s Corporate Governance Guidelines for directors. For all other Participants, the term “Retirement” shall be defined in the Award Agreement.

(ff)	“Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(gg)	“Stock” means shares of the common stock, par value $0.01 per share, of the Company.

(hh)	“Stock Appreciation Right” or “SAR” means the right to be paid an amount measured by the appreciation in the value of Stock from the date of grant to the date of exercise of the right.

(ii)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	Administration.

(a) General Authority. The Committee shall have the authority, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to: grant Awards; determine the eligible persons to whom and the time or times at which Awards shall be granted; determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate or the amount that may become payable under an Award, and the terms, conditions, restrictions and performance criteria relating to any Award, including but not limited to the effect of a Change in Control upon any Award; determine, at the time of grant or thereafter, whether and to what extent the vesting or payment of any Award may be accelerated; determine Performance Goals no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; construe and interpret the Plan and any Award; prescribe, amend and rescind rules and regulations relating to the Plan; and determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee).

(b) Delegation. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to a sub-committee or one or more officers of the Company, any or all of the authority and responsibility of the Committee under the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Grantees subject to Rule 16b-3 at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation. If at any time the Committee shall not be in existence, the Board shall administer the Plan.

The Committee may also delegate to one or more of its members or to one or more agents (including the Company) such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

(c) Decisions Final. All decisions, determinations and interpretations of the Committee shall be made in its sole discretion and shall be final and binding on all persons, including but not limited to the Company, any Affiliate of the Company or any Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

(d) Liability of Committee. No member of the Board or Committee, nor any delegee thereof, shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award.

4.	Eligibility.

Awards may be granted to such Non-Employee Directors, officers and other employees, advisors or consultants of the Company or any Affiliate of the Company as the Committee selects. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares of Stock to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Notwithstanding the foregoing, any Awards made by the Committee to a Non-Employee Director shall be subject to approval by the Board.

5.	Stock Subject to the Plan; Participants’ Limitations.

(a) Shares Reserved. The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 6,000,000, subject to adjustment as provided herein. All of the shares of Stock reserved for grant hereunder may be awarded in the form of ISOs. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.

(b) Replenishment of Shares. If any shares of Stock subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of shares of Stock to the Grantee, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Award such related Award shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares of Stock shall no longer be available for Awards under the Plan.

(c) Award Limits. Subject to adjustment as provided herein, an individual Grantee may not receive in any Plan Year:

(i) Options or SARs with respect to more than 480,000 shares of Stock;

(ii) Restricted Stock and/or Restricted Stock Units with respect to more than 480,000 shares of Stock;

(iii) Other Stock-Based Awards (granted pursuant to Section 6(g)) the maximum value of the aggregate payment of which is more than $1 million;

(iv) an Annual Incentive Award that would pay more than $5,000,000; and

(v) a Long-Term Incentive Award that would pay more than $5,000,000.

Determinations made in respect of the limitations set forth in this subsection shall be made in a manner consistent with Section 162(m) of the Code to the extent applicable.

(d) Adjustments. If (i) the Company shall at any time be involved in a merger or other transaction in which the shares of Stock are changed or exchanged; (ii) the Company shall subdivide or combine the shares of Stock or the Company shall declare a dividend payable in shares of Stock or other securities; (iii) the Company shall effect any dividend or other distribution on the Stock in the form of cash, or a repurchase of Stock, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Stock; or (iv) any other event shall occur which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then in any such case the Board or Committee shall, in such manner as it may deem equitable, adjust any or all of: (A) the number and type of shares of Stock subject to this Plan and which may after the event be made the subject of Awards under this Plan, including the Award limits described in subsection (c), (B) the number and type of shares of Stock subject to outstanding Awards, (C) the grant, purchase, or exercise price with respect to any outstanding Award, and/or (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Section 162(m) of the Code to lose its status as such, the Performance Goals of an Award.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change in Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee may substitute, on an equitable basis as the Committee determines, for each share of Stock then subject to an Award and the shares of Stock subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

6.	Specific Terms of Awards.

(a) General. The Committee is authorized to grant the Awards described in this Section 6, under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Each Award shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or an Affiliate of the Company upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, if any. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Options. The Committee is authorized to grant Options on the following terms and conditions:

(i) Type of Option. The Award Agreement evidencing the grant of an Option shall designate the Option as an ISO or an NQSO.

(ii) Exercise Price and Manner of Exercise. The Committee shall determine the exercise price per share of Stock purchasable under an Option, but in no event shall the exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option. The Committee shall determine the manner of payment of the exercise price, including but not limited to payment in cash, by an exchange of Stock previously owned by the Grantee, by having the Company withhold shares of Stock otherwise deliverable under the Option, through a “broker cashless exercise” procedure approved by the Committee (to the extent permitted by law), or any combination of the above.

(iii) Exercisability of Options. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Company or its designated agent.

(iv) Termination of Employment or Service. An Option may not be exercised unless the Grantee is then a director of, in the employ of, or otherwise providing services to the Company or an Affiliate of the Company, and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided, that the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option. No Option may be amended to extend the exercise period in a manner that would cause an Option that is intended to be exempt from Section 409A of the Code to become subject to the provisions thereof.

(v) Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe or as may be required by applicable law.

(c) SARs. The Committee is authorized to grant SARs on the following terms and conditions:

(i) In General. The Committee may grant SARs in tandem with an Option, or SARs that are granted on a “stand-alone” basis. Unless the Committee determines otherwise, an SAR (A) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (B) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment due upon exercise of an SAR may be made in cash, Stock, or property as specified in the Award Agreement or determined by the Committee

(ii) Grant Price. The Committee shall determine the grant price of the SAR, but in no event shall the grant price be less than the Fair Market Value of a share of Stock on the date of grant of such SAR; provided, that in the case of an SAR granted in tandem with an Option, the grant price of the SAR shall be equal to the exercise price of the underlying Option.

(iii) Term and Exercisability of SARs. Subject to paragraph (i) above, SARs shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. Subject to paragraph (i) above, an SAR may be exercised to the extent of any or all full shares of Stock as to which the SAR has become exercisable, by giving written notice of such exercise to the Company or its designated agent.

(iv) Termination of Employment or Service. An SAR may not be exercised unless the Grantee is then a director of, in the employ of, or otherwise providing services to the Company or an Affiliate of the Company, and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the SAR; provided, that the Award Agreement may contain provisions extending the exercisability of the SAR, in the event of specified terminations, to a date not later than the expiration date of such SAR. No SAR may be amended to extend the exercise period in a manner that would cause an SAR that is intended to be exempt from Section 409A of the Code to become subject to the provisions thereof.

(v) Other Provisions. SARs may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such SARs, as the Committee may prescribe in its discretion or as may be required by applicable law.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock on the following terms and conditions:

(i) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any (collectively, the “restrictions”), as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of Performance Goals. Notwithstanding the foregoing, subject to paragraph (ii), if the restrictions imposed on Restricted Stock lapse on the basis of the passage of time, the minimum period of restriction shall be three (3) years from the date of grant of the Restricted Stock, and if the restrictions lapse upon the attainment of Performance Goals, the performance period must be a minimum of one year. Except to the extent restricted under the Award Agreement, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(ii) Forfeiture. Upon termination of employment with or service to the Company or any Affiliate, or upon termination of the director or independent contractor relationship, as the case may be, during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends that are then subject to restrictions shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that the restrictions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes (such as death, Disability or Retirement) or upon a Change in Control.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Company shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(iv) Dividends. Unless the Committee specifies otherwise in an Award Agreement, dividends paid on Restricted Stock shall be deferred and paid in cash on the same date as the Restricted Stock to which they relate vests; provided that Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units on the following terms and conditions:

(i) Award and Restrictions. Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for RSUs by the Committee. The Committee may place restrictions on RSUs that shall lapse, in whole or in part, only upon the attainment of Performance Goals. Notwithstanding the foregoing, subject to paragraph (ii), if the deferral period for RSUs is based solely on the passage of time, the minimum deferral period shall be three (3) years from the date of grant of the Restricted Stock Unit, and if the deferral period relates to the attainment of Performance Goals, the performance period must be a minimum of one year.

(ii) Forfeiture. Upon termination of employment with or service to the Company or any Affiliate, or upon termination of the director or independent contractor relationship, as the case may be, during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such RSUs relate, all RSUs and any accrued but unpaid dividend equivalents that are then subject to deferral or restriction shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to RSUs will be waived in whole or in part in the event of termination resulting from specified causes (such as death, Disability or Retirement), or in the event of a Change in Control.

(iii) Non-Employee Director Deferred Compensation Awards. The Committee is authorized to grant RSUs pursuant to this Section 6(e)(iii) for the purpose of fulfilling the Company’s obligations under its Amended and Restated Non-Employee Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”); provided, that certain terms and conditions of the grant and payment of such RSUs set forth under the Director Deferred Compensation Plan (and only to the extent set forth in such plan) shall supercede the terms generally applicable to RSUs granted under the Plan. RSUs granted under this paragraph need not be evidenced by an Award Agreement unless the Committee determines that such an Award Agreement is desirable for the furtherance of the purposes of the Plan and the Director Deferred Compensation Plan.

(f) Non-Employee Director Stock Grants. The Committee is authorized to grant shares of Stock to Non-Employee Directors in payment of Director Fees or in lieu of a cash payment, or if such a director elects to receive his or her cash Director Fees in the form of shares of Stock to the extent permitted by the Committee. Such shares of Stock shall be awarded at such times as the Company shall otherwise pay to Non-Employee Directors their Director Fees (the “Fee Payment Date”). The number of shares of Stock to be issued in lieu of Director Fees pursuant to this Section 6(f) shall be determined by dividing (i) the amount otherwise to be paid to such Non-Employee Director on a Fee Payment Date by (ii) the Fair Market Value of a share of Stock as of such Fee Payment Date; provided, that fractional shares resulting from such calculation shall be paid in cash. Such shares of Stock shall be immediately vested and non-forfeitable and a certificate (or book entry registration) in respect of such shares shall be issued promptly following such Fee Payment Date to such Non-Employee Director.

(g) Other Stock-Based Awards. The Committee is authorized to grant Other Stock-Based Awards to Grantees in such form as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with value and payment contingent upon Performance Goals. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No payment shall be made prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

(h) Annual Incentive Awards. The Committee is authorized to grant Annual Incentive Awards to Grantees. The Committee will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (i) the Committee must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that the Performance Goals subject to an Award are deemed achieved, in whole or part, upon a Grantee’s death, Disability or Retirement, or such other circumstances as the Committee may specify; and (ii) the performance period must relate to a period of one year except that, if the Award is made at the time of commencement of employment or service with the Company or an Affiliate or on the occasion of a promotion or similar event, then the Award may relate to a period shorter than one year. In addition, the Committee may specify in the Award Agreement that payment of an Annual Incentive Award will be made in whole or part, regardless of the achievement of Performance Goals or length of the Performance Period, upon the occurrence of a Change in Control.

(i) Long-Term Incentive Awards. The Committee is authorized to grant Long-Term Incentive Awards to Grantees. The Committee will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (i) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that the Performance Goals subject to an Award are deemed achieved, in whole or part, upon a Grantee’s death, Disability or Retirement, or such other circumstances as the Committee may specify; and (ii) the performance period must relate to a period of more than one year. In addition, the Committee may specify in the Award Agreement that payment of Long-Term Incentive Award will be made, regardless of the achievement of Performance Goals or length of the Performance Period, in whole or part, upon the occurrence of a Change in Control.

7.	General Provisions.

(a) Nontransferability. Unless otherwise provided in an Award Agreement or permitted by the Committee, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

(b) No Right to Continued Employment, etc. Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of or to continue as a director or consultant of the Company or any Affiliate of the Company, or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement, or to interfere with or limit in any way the right of the Company or any such Affiliate to terminate such Grantee’s employment, or director or independent contractor relationship. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

(i) a Grantee who transfers employment between the Company and its Affiliates, or between the Company’s Affiliates, will not be considered to have terminated employment;

(ii) a Grantee who ceases to be a Non-Employee Director or consultant or advisor because he or she becomes an employee of the Company or an Affiliate of the Company shall not be considered to have ceased service as a Non-Employee Director, consultant or advisor with respect to any Award until such Grantee’s termination of employment with the Company and its Affiliates;

(iii) a Grantee who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant or advisor to the Company or any Affiliate shall not be considered to have terminated employment until such Grantee’s service as a director of, or consultant or advisor to, the Company and its Affiliates has ceased; and

(iv) a Grantee employed by, or a director, consultant or advisor providing services solely to, an Affiliate will be considered to have terminated employment or service when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Grantee’s termination of employment or service triggers the payment of compensation under such Award, then the Grantee will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A.

(c) Taxes.

(i) Withholding. The Company or any Affiliate of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award, and the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations. The Committee may provide in the Award Agreement that in the event that a Grantee is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, the Grantee may satisfy such obligation (in whole or in part) by electing to have a portion of the shares of Stock to be received upon settlement or exercise of such Award equal to the minimum amount required to be withheld.

(ii) No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Grantee or any other person with an interest in an Award that any Award intended to be exempt from Code Section 409A shall be so exempt, nor that any Award intended to comply with Code Section 409A, Code Section 422 or any other applicable tax law shall so comply, nor will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

(d) Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 5(d), neither the Committee nor any other person may decrease the exercise price for any outstanding Option or SAR after the date of grant nor allow a Grantee to surrender an outstanding Option or SAR to the Company as consideration for the grant of a new Option or SAR with a lower exercise price. In addition, the Committee may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Committee takes action to approve such Award.

(e) Amendment and Termination of the Plan. The Board or Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that:

(i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law or (C) any other applicable law;

(ii) stockholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Stock are then traded or (D) any other applicable law; and

(iii) stockholders must approve any of the following Plan amendments: (A) an amendment to materially increase the number of shares of Stock specified in Section 5(a) or the per participant Award limits in Section 5(c) (except as permitted by Section 5(d)); or (B) an amendment that would diminish the protections afforded by Section 7(d).

Notwithstanding the foregoing, no amendment to or termination of the Plan shall adversely affect any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan; provided that, with respect to Awards granted on and after January 1, 2007, Grantee consent need not obtained for the modification of the Plan or any Award Agreement to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the shares of Stock are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company.

(f) Foreign Participants. To assure the viability of Awards granted to Grantees employed or residing in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the stockholder approval provisions of subsection (e) hereof.

(g) Expiration of Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on June 30, 2014, the tenth anniversary of the initial effective date of the Plan. No Awards shall be granted under the Plan after such expiration date. Notwithstanding the foregoing, the authority of the Committee to administer the Plan and the authority of the Board and Committee to amend the Plan will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Grantees with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(h) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

(i) Deferrals. The Committee shall have the authority to establish such procedures and programs that it deems appropriate to provide Grantees with the ability to defer receipt of cash, Stock or other property payable with respect to Awards granted under the Plan, subject to the provisions of Section 409A of the Code.

(j) No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

(k) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(l) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(m) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws and the applicable laws, rules and regulations of non-U.S. jurisdictions, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Company.

(ii) Each Award is subject to the requirement that, if at any time the Company or Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law or any applicable law, rule or regulation of a non-U.S. jurisdiction, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Company or Committee.

(iii) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Company may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(iv) The Company may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to enter into a stockholder agreement or “lock-up” agreement in such form as the Company shall determine is necessary or desirable to further the Company’s interests.

(n) Governing Law; Venue; Limitations on Actions. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award Agreement, may only be heard in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(o) Severability. If any provision of this Plan or any Award Agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award Agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, Award Agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award Agreement and such Award will remain in full force and effect.